Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880          964,887
DEUTSCHE BANK SECURITIES, INC.              13-2730328           90,373
JPMORGAN CHASE & CO.                        13-3224016           59,769
BARCLAYS CAPITAL INC.                       05-0346412           31,716
CREDIT AGRICOLE                             00-0000000                0
CITIGROUP, INC.                             52-1568099           33,758
BANK OF AMERICA SECURITIES LLC              56-2058405           25,259
WELLS FARGO BANK                            41-0449260            6,343
MORGAN STANLEY CO INCORPORATED              13-2665598           18,748
JEFFERIES & CO., INC.                       95-2622900           10,866






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880          836,916
DEUTSCHE BANK SECURITIES, INC.              13-2730328           15,982
JPMORGAN CHASE & CO.                        13-3224016           23,967
BARCLAYS CAPITAL INC.                       05-0346412           36,597
CREDIT AGRICOLE                             00-0000000           65,980
CITIGROUP, INC.                             52-1568099           19,294
BANK OF AMERICA SECURITIES LLC              56-2058405           25,569
WELLS FARGO BANK                            41-0449260           18,853
MORGAN STANLEY CO INCORPORATED              13-2665598            5,480
JEFFERIES & CO., INC.                       95-2622900           13,006




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    1,299,531 D. Total Sales: 1,104,582

                               SCREEN NUMBER : 12